Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three and Six Months Ended

June 30, 2024

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS STRONG RESULTS FOR SECOND QUARTER 2024

Same-center NOI increased 1.5% over the prior-year period

CHATTANOOGA, Tenn. (August 9, 2024) – CBL Properties (NYSE: CBL) announced results for the second quarter ended June 30, 2024. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$0.14	$(0.67)	$0.14	$(0.61)
Funds from Operations ("FFO")	$1.51	$1.01	$2.72	$2.87
FFO, as adjusted (1)	$1.73	$1.56	$3.23	$3.12
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•
CBL reported an increase in same-center NOI of 1.5% for second quarter 2024 compared with the prior-year period, and FFO, as adjusted, per share of $1.73, compared with $1.56 for second quarter 2023. Same center NOI for the six months ended June 30, 2024 increased 2.6% compared with the prior-year period, and FFO, as adjusted, per share increased to $3.23, compared with $3.12 for prior-year period. Results were in-line with the previously issued guidance range for 2024 same-center NOI and FFO, as adjusted.
•
Over 1.0 million square feet of leases were executed in second quarter 2024. Second quarter 2024 leasing results included comparable leases of approximately 694,000 square feet signed at an 8.8% increase in average rents versus the prior leases including a 6.2% increase in renewal leases signed for malls, lifestyle centers and outlet centers.
•
Portfolio occupancy was 88.7% as of June 30, 2024, a 110 basis-point-decline compared with portfolio occupancy of 89.8% as of June 30, 2023. Same-center occupancy for malls, lifestyle centers and outlet centers was 86.8% as of June 30, 2024, a 180-basis-point decline from 88.6% as of June 30, 2023. Anticipated bankruptcy related store closures representing nearly 300,000-square-feet comprised 188 basis points of the decline in mall occupancy compared with the prior-year quarter including approximately 234,000 square feet in the second quarter 2024 related to rue21 and Express. CBL has executed agreements to reopen 14 stores representing approximately 94,400 square feet of rue21 stores under its new ownership by first quarter 2025, with the majority opening in 2024.
•
Same-center tenant sales per square foot for the second quarter 2024 were essentially flat as compared with the prior-year period. Same-center tenant sales per square foot for the 12-months ended June 30, 2024, declined 2.1% to $417, compared with $426 for the prior period.
•
As of June 30, 2024, the Company had $295.8 million of unrestricted cash and marketable securities.
•
CBL closed on the sale of Layton Hill Malls in Layton, UT, for $37.125 million. The property served as collateral under CBL's non-recourse term loan. Net proceeds from the sale were used to reduce the term loan balance to $749.8 million.
•
More than $19.4 million in share repurchases completed under the program, continuing CBL's commitment to return capital to shareholders.
•
CBL's Board of Directors declared a cash dividend of $0.40 per common share for the quarter ending September 30, 2024. The dividend equates to an annual dividend payment of $1.60 per common share.

“CBL’s second quarter financial and operational results reflected the growing strength of the retail real estate sector," said CBL's chief executive officer, Stephen D. Lebovitz. "Same-center NOI grew 1.5% for the quarter, generated through contributions from new leasing, operating expense savings, and a positive variance from uncollectible revenues, partially offset by a decline in percentage rents and lost rent from recent tenant bankruptcy activity.

"Leasing volume was strong with healthy demand from tenants for space across our portfolio. We executed more than one million square feet of leases in the second quarter, a 23% increase from the prior-year period, including over 360,000 square feet of new leases. Notable leases signed in the quarter include three lululemon locations including two new stores, as well as the planned expansion of their high-performing store at our West County Center in St. Louis. We opened a Tilt family entertainment venue at Jefferson Mall in Louisville and inked a deal for Shoe Station to open this year in the former Bed, Bath, and Beyond location at our open-air center in Chattanooga. Despite high leasing volumes, occupancy levels declined in the quarter, primarily due to anticipated bankruptcy-related store closures including approximately 234,000-square-feet related to the bankruptcies of Express and rue21. However, we signed several leases with the new owners of rue21 and anticipate an initial 14 locations will reopen by first quarter 2025, with the potential for additional locations to be added in subsequent months.

“Positive spreads on both new and renewal leasing showcased our focus on replacing underperforming tenants and locking in better performing tenants at improving rents. With the exception of April, which was down due to the Easter holiday, sales were another bright spot in the quarter. May and June posted solid 2% sales increases. Back to school shopping is underway now with tax free weekend promotions driving traffic across the CBL portfolio.

"As we make progress strengthening our balance sheet, debt levels declined with the quarter end's balance representing a more than $126 million reduction in CBL's pro rata share from the prior-year period. We were pleased to recently close on the sale of Layton Hills Mall in Layton, UT, which served as collateral for our non-recourse term loan. Proceeds from this sale were used to reduce the principal balance and progressed our goal of meeting our term loan extension test in 2025 while minimizing use of our corporate cash reserves."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended June 30,
	2024	2023
Total Revenues	$158,970	$158,943
Total Expenses	$(50,711)	$(52,332)
Total portfolio same-center NOI	$108,259	$106,611
Total same-center NOI percentage change	1.5%

Estimate for uncollectable revenues (recovery)	$779	$2,066
(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the second quarter 2024 increased $1.6 million. Second quarter 2024 results included a $1.6 million improvement in operating expense, primarily driven by lower third-party contract expense, net benefit of real estate and other tax expense savings. Expenses also benefited from lower third-party contract expense. Expense savings were partially offset by $0.6 million higher insurance expense in the quarter. The estimate for uncollectible revenues positively impacted the quarter by approximately $1.3 million. Percentage rents declined $0.3 million due to lower tenant sales.

	Six Months Ended June 30,
	2024	2023
Total Revenues	$318,491	$321,590
Total Expenses	$(101,420)	$(109,969)
Total portfolio same-center NOI	$217,071	$211,621
Total same-center NOI percentage change	2.6%

Estimate for uncollectable revenues (recovery)	$1,915	$983

Same-center NOI for the six months ended June 30, 2024 increased $5.5 million. Results included real estate and other tax expense saving and improved operating expenses from lower third-party contract expense. Percentage rents for the six months ended June 30, 2024, were $0.6 million lower. The estimate for uncollectible revenues negatively impacted the current six month period by $0.9 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2024	2023
Total portfolio	88.7%	89.8%
Malls, lifestyle centers and outlet centers:
Total malls	85.9%	88.2%
Total lifestyle centers	90.6%	92.4%
Total outlet centers	89.9%	88.4%
Total same-center malls, lifestyle centers and outlet centers	86.8%	88.6%
All Other Properties:
Total open-air centers	94.9%	94.7%
Total other	87.9%	74.2%
(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30,	Six Months Ended June 30,
	2024	2024
All Property Types	8.8%	9.6%
Stabilized Malls, Lifestyle Centers and Outlet Centers	9.0%	9.4%
New leases	30.8%	65.3%
Renewal leases	6.2%	3.4%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended June 30,
	2024	2023	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$417	$426	(2.1)%

DIVIDEND

On August 7, 2024, CBL’s Board of Directors declared the regular quarterly cash dividend for the three months ended September 30, 2024, of $0.40 per share. The dividend, which equates to an annual dividend payment of $1.60 per share, is payable on September 30, 2024, to shareholders of record as of September 13, 2024.

FINANCING ACTIVITY

In July 2024, CBL and its 50% joint venture partner closed on a new $14.5 million five-year loan secured by the Aloft Hotel at Hamilton Place in Chattanooga, TN. The loan bears a fixed interest rate of 7.2% and is non-recourse to CBL and replaced the existing $16.0 million loan that was set to mature in November 2024.

In February 2024, CBL retired the $15.3 million recourse loan secured by Brookfield Square Anchor Redevelopment in Brookfield, WI.

In May 2024, CBL transferred the title of Westgate Mall in Spartanburg, SC, to the mortgage holder in satisfaction of the $28.7 million non-recourse loan secured by the property.

CBL is cooperating with the foreclosure or conveyance of Alamance Crossing East in Burlington, NC, ($41.1 million).

STOCK REPURCHASE PROGRAM ACTIVITY

On August 10, 2023, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25.0 million of its common stock. Since commencement, CBL has repurchased 858,510 shares at an average price of $22.55 per share under the program. On August 7, 2024, CBL's Board of Directors approved an extension of the program through December 31, 2024.

DISPOSITIONS

On August 6, 2024, CBL closed on the sale of Layton Hills Mall in Layton, UT, for $37.125 million. The property served as collateral under CBL's non-recourse term loan. Net proceeds from the sale were used to reduce the term loan balance to $749.8 million.

CBL did not complete any dispositions during the second quarter. Year-to-date, in addition to the sale of Layton Hills Mall, CBL has completed the sale of two land parcels, generating more than $7.7 million in gross proceeds at CBL's share.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q2 2024, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on year-to-date results, Management's expectations and after incorporating the impact of the sale of Layton Hills Mall, CBL is reiterating its full-year 2024 FFO, as adjusted, guidance. Per share amounts have also been adjusted to reflect the impact of year-to-date share repurchase activity. Management anticipates same-center NOI for full-year 2024 in the range of (1.2)% to 1.4%. Guidance excludes the impact of any unannounced transactions.

	Low	High
2024 FFO, as adjusted (in millions)	$196.0	$210.0
2024 WA Share Count	31.2	31.2
2024 FFO, as adjusted, per share	$6.28	$6.72
2024 Same-Center NOI ("SC NOI") (in millions)	$425.0	$436.0
2024 change in same-center NOI	(1.2)%	1.4%

Reconciliation of GAAP Earnings Per Share to 2024 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$0.08	$0.52
Depreciation and amortization	4.86	4.86
Dividends allocable to unvested restricted stock	0.03	0.03
Gain on depreciable property	(0.12)	(0.12)
Loss on impairment	0.02	0.02
Debt discount accretion, net of noncontrolling interests' share	1.44	1.44
Adjustment for unconsolidated affiliates with negative investment	(0.02)	(0.02)
Adjustment for litigation settlement	(0.01)	(0.01)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.28	$6.72

2024 Estimate of Capital Items (in millions):

	Low	High
2024 Estimated maintenance capital/tenant allowances	$40.0	$55.0
2024 Estimated development/redevelopment expenditures	10.0	15.0
2024 Estimated principal amortization (including est. term loan ECF)	75.0	85.0
Total Estimate	$125.0	$155.0

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 93 properties totaling more than 57.8 million square feet across 22 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUES:
Rental revenues	$124,071	$124,842	$248,098	$255,166
Management, development and leasing fees	1,817	1,822	3,722	4,256
Other	3,777	3,203	6,962	6,804
Total revenues	129,665	129,867	258,782	266,226
EXPENSES:
Property operating	(20,740)	(21,507)	(44,567)	(46,121)
Depreciation and amortization	(38,664)	(49,742)	(76,704)	(103,011)
Real estate taxes	(13,028)	(14,481)	(22,297)	(29,269)
Maintenance and repairs	(9,179)	(9,991)	(19,117)	(21,515)
General and administrative	(14,831)	(16,156)	(35,245)	(35,385)
Loss on impairment	—	—	(836)	—
Litigation settlement	72	74	140	118
Other	(127)	—	(127)	(198)
Total expenses	(96,497)	(111,803)	(198,753)	(235,381)
OTHER INCOME (EXPENSES):
Interest and other income	4,082	2,967	8,086	5,632
Interest expense	(39,407)	(44,173)	(79,219)	(87,697)
Gain on deconsolidation	—	—	—	28,151
(Loss) gain on sales of real estate assets	(50)	(114)	3,671	1,482
Income tax provision	(650)	(219)	(492)	(118)
Equity in earnings (losses) of unconsolidated affiliates	7,148	812	11,742	(444)
Total other expenses	(28,877)	(40,727)	(56,212)	(52,994)
Net income (loss)	4,291	(22,663)	3,817	(22,149)
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	—	—	—	—
Other consolidated subsidiaries	453	1,875	977	3,620
Net income (loss) attributable to the Company	4,744	(20,788)	4,794	(18,529)
Earnings allocable to unvested restricted stock	(260)	(281)	(519)	(561)
Net income (loss) attributable to common shareholders	$4,484	$(21,069)	$4,275	$(19,090)
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.14	$(0.67)	$0.14	$(0.61)
Diluted earnings per share	0.14	(0.67)	0.14	(0.61)
Weighted-average basic shares	31,150	31,313	31,348	31,309
Weighted-average diluted shares	31,156	31,313	31,351	31,309

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) attributable to common shareholders	$4,484	$(21,069)	$4,275	$(19,090)
Noncontrolling interest in income (loss) of Operating Partnership	—	—	—	—
Earnings allocable to unvested restricted stock	260	281	519	561
Depreciation and amortization expense of:
Consolidated properties	38,664	49,742	76,704	103,011
Unconsolidated affiliates	4,473	4,433	8,462	9,071
Non-real estate assets	(254)	(304)	(513)	(452)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(472)	(708)	(1,032)	(1,373)
Loss on impairment, net of taxes	—	—	619	—
Gain on depreciable property	—	—	(3,721)	—
FFO allocable to Operating Partnership common unitholders	47,155	32,375	85,313	91,728
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	11,722	16,574	23,517	33,190
Adjustment for unconsolidated affiliates with negative investment (2)	(4,801)	888	(7,369)	2,479
Litigation settlement (3)	(72)	(74)	(140)	(118)
Non-cash default interest expense (4)	—	287	—	781
Gain on deconsolidation (5)	—	—	—	(28,151)
FFO allocable to Operating Partnership common unitholders, as adjusted	$54,004	$50,050	$101,321	$99,909
FFO per diluted share	$1.51	$1.01	$2.72	$2.87
FFO, as adjusted, per diluted share	$1.73	$1.56	$3.23	$3.12
Weighted-average common and potential dilutive common shares outstanding	31,156	32,071	31,351	32,000
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense, in each respective period, related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three and six months ended June 30, 2023 includes default interest on loans past their maturity dates.
(5)
For the six months ended June 30, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Diluted EPS attributable to common shareholders	$0.14	$(0.67)	$0.14	$(0.61)
Add amounts per share included in FFO:
Unvested restricted stock	0.01	0.02	0.01	0.03
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.36	1.66	2.67	3.45
Loss on impairment, net of taxes	—	—	0.02	—
Gain on depreciable property	—	—	(0.12)	—
FFO per diluted share	$1.51	$1.01	$2.72	$2.87

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$706	$793	$1,689	$1,954

Straight-line rental income adjustment	$210	$1,722	$(305)	$3,355

Gain on outparcel sales, net of taxes	$(50)	$725	$(50)	$2,305

Net amortization of acquired above- and below-market leases	$(2,684)	$(5,123)	$(6,176)	$(10,445)

Income tax provision	$(650)	$(219)	$(492)	$(118)

Abandoned projects expense	$(127)	$—	$(127)	$(17)

Interest capitalized	$139	$111	$273	$217

Estimate of uncollectable revenues	$(1,962)	$(2,375)	$(7,792)	$(1,616)

			As of June 30,
			2024	2023
Straight-line rent receivable			$22,948	$18,902

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$4,291	$(22,663)	$3,817	$(22,149)
Adjustments:
Depreciation and amortization	38,664	49,742	76,704	103,011
Depreciation and amortization from unconsolidated affiliates	4,473	4,433	8,462	9,071
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(472)	(708)	(1,032)	(1,373)
Interest expense	39,407	44,173	79,219	87,697
Interest expense from unconsolidated affiliates	17,074	18,531	34,355	36,056
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,061)	(1,918)	(2,126)	(3,961)
Abandoned projects expense	127	—	127	17
Loss (gain) on sales of real estate assets, net of taxes and noncontrolling interests' share	50	59	(3,671)	(1,537)
Gain on sales of real estate assets of unconsolidated affiliates	—	(784)	—	(768)
Adjustment for unconsolidated affiliates with negative investment	(4,801)	888	(7,369)	2,479
Gain on deconsolidation	—	—	—	(28,151)
Loss on impairment	—	—	836	—
Litigation settlement	(72)	(74)	(140)	(118)
Income tax provision	650	219	492	118
Lease termination fees	(706)	(793)	(1,689)	(1,954)
Straight-line rent and above- and below-market lease amortization	2,474	3,401	6,481	7,090
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	453	1,875	977	3,620
General and administrative expenses	14,831	16,156	35,245	35,385
Management fees and non-property level revenues	(6,543)	(5,038)	(12,990)	(10,018)
Operating Partnership's share of property NOI	108,839	107,499	217,698	214,515
Non-comparable NOI	(580)	(888)	(627)	(2,894)
Total same-center NOI (1)	$108,259	$106,611	$217,071	$211,621
Total same-center NOI percentage change	1.5%		2.6%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2024, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2024. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Malls	$72,808	$73,446	$146,899	$145,271
Outlet centers	5,304	5,301	10,924	10,414
Lifestyle centers	9,047	8,742	18,286	17,758
Open-air centers	14,698	13,307	29,264	27,101
Outparcels and other	6,402	5,815	11,698	11,077
Total same-center NOI	$108,259	$106,611	$217,071	$211,621
Percentage Change:
Malls	(0.9)%		1.1%
Outlet centers	0.1%		4.9%
Lifestyle centers	3.5%		3.0%
Open-air centers	10.5%		8.0%
Outparcels and other	10.1%		5.6%
Total same-center NOI	1.5%		2.6%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of June 30, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$897,058	$999,950	$1,897,008	$(10,952)	$(32,715)	$1,853,341
Noncontrolling interests' share of consolidated debt	(24,711)	(11,613)	(36,324)	200	2,755	(33,369)
Company's share of unconsolidated affiliates' debt	615,961	55,149	671,110	(2,573)	—	668,537
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,529,430	$1,043,486	$2,572,916	$(13,325)	$(29,960)	$2,529,631
Weighted-average interest rate	5.27%	8.42%	6.55%

	As of June 30, 2023
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$963,501	$1,048,478	$2,011,979	$(15,407)	$(54,523)	$1,942,049
Noncontrolling interests' share of consolidated debt	(25,222)	(13,177)	(38,399)	298	4,680	(33,421)
Company's share of unconsolidated affiliates' debt	622,022	62,919	684,941	(3,397)	—	681,544
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,601,423	$1,098,220	$2,699,643	$(18,506)	$(49,843)	$2,631,294
Weighted-average interest rate	5.18%	8.15%	6.39%
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the outstanding loan balance for Alamance Crossing East, which was deconsolidated due to a loss of control when the property was placed into receivership in connection with the foreclosure process. Additionally, WestGate Mall was deconsolidated in September 2023 when the property was placed into receivership in connection with the foreclosure process, which was completed in May 2024.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	June 30,	December 31,
	2024	2023
ASSETS
Real estate assets:
Land	$582,949	$585,191
Buildings and improvements	1,219,644	1,216,054
	1,802,593	1,801,245
Accumulated depreciation	(263,950)	(228,034)
	1,538,643	1,573,211
Developments in progress	8,905	8,900
Net investment in real estate assets	1,547,548	1,582,111
Cash and cash equivalents	57,679	34,188
Restricted cash	83,559	88,888
Available-for-sale securities - at fair value (amortized cost of $238,300 and $261,869 as of June 30, 2024 and December 31, 2023, respectively)	238,108	262,142
Receivables:
Tenant	38,213	43,436
Other	2,795	2,752
Investments in unconsolidated affiliates	82,553	76,458
In-place leases, net	127,818	157,639
Intangible lease assets and other assets	143,428	158,291
	$2,321,701	$2,405,905
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,853,341	$1,888,803
Accounts payable and accrued liabilities	169,374	186,485
Total liabilities	2,022,715	2,075,288
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 31,551,142 and 31,975,645 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively (excluding 12,534 treasury shares as of June 30, 2024 and excluding 34 treasury shares as of December 31, 2023)	32	32
Additional paid-in capital	709,307	719,125
Accumulated other comprehensive income	643	610
Accumulated deficit	(401,193)	(380,446)
Total shareholders' equity	308,789	339,321
Noncontrolling interests	(9,803)	(8,704)
Total equity	298,986	330,617
	$2,321,701	$2,405,905

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	June 30, 2024	December 31, 2023
ASSETS:
Investment in real estate assets	$2,008,116	$2,010,269
Accumulated depreciation	(913,330)	(886,712)
	1,094,786	1,123,557
Developments in progress	25,370	17,261
Net investment in real estate assets	1,120,156	1,140,818
Other assets	197,016	200,289
Total assets	$1,317,172	$1,341,107
LIABILITIES:
Mortgage and other indebtedness, net	$1,321,646	$1,368,031
Other liabilities	43,680	45,577
Total liabilities	1,365,326	1,413,608
OWNERS' EQUITY (DEFICIT):
The Company	13,759	12,290
Other investors	(61,913)	(84,791)
Total owners' deficit	(48,154)	(72,501)
Total liabilities and owners’ deficit	$1,317,172	$1,341,107

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$63,875	$62,943	$127,872	$123,476
Depreciation and amortization	(18,688)	(17,389)	(37,087)	(34,252)
Operating expenses	(20,144)	(19,062)	(41,632)	(38,791)
Interest and other income	737	603	1,349	1,147
Interest expense	(18,204)	(17,572)	(36,662)	(32,844)
Gain on extinguishment of debt	20,752	—	20,752	—
Gain on sales of real estate assets	—	1,569	—	1,537
Net income	$28,328	$11,092	$34,592	$20,273

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Total revenues	$33,233	$33,512	$66,941	$66,083
Depreciation and amortization	(9,585)	(11,468)	(20,387)	(23,568)
Operating expenses	(9,821)	(10,048)	(20,595)	(20,495)
Interest and other income	483	416	844	806
Interest expense	(17,074)	(18,531)	(34,355)	(36,056)
Negative investment adjustment	9,912	6,147	19,294	12,018
Gain on sales of real estate assets	—	784	—	768
Net income (loss)	$7,148	$812	$11,742	$(444)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$4,291	$(22,663)	$3,817	$(22,149)
Depreciation and amortization	38,664	49,742	76,704	103,011
Depreciation and amortization from unconsolidated affiliates	4,473	4,433	8,462	9,071
Interest expense	39,407	44,173	79,219	87,697
Interest expense from unconsolidated affiliates	17,074	18,531	34,355	36,056
Income taxes	650	236	492	181
Loss on impairment	—	—	836	—
Gain on depreciable property	—	—	(3,721)	—
Gain on deconsolidation	—	—	—	(28,151)
EBITDAre (1)	104,559	94,452	200,164	185,716
Litigation settlement	(72)	(74)	(140)	(118)
Abandoned projects expense	127	—	127	17
Adjustment for unconsolidated affiliates with negative investment	(4,801)	888	(7,369)	2,479
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	453	1,875	977	3,620
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(472)	(708)	(1,032)	(1,373)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,061)	(1,918)	(2,126)	(3,961)
Company's share of Adjusted EBITDAre	$98,733	$94,515	$190,601	$186,380
(1)
Includes $(50) and $717 for the three months ended June 30, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets. Includes $(50) and $2,296 for the six months ended June 30, 2024 and 2023, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023

Interest Expense:
Interest expense	$39,407		$44,173		$79,219		$87,697
Interest expense from unconsolidated affiliates	17,074		18,531		34,355		36,056
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(11,722)		(16,574)		(23,517)		(33,190)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(587)		(545)		(1,175)		(1,192)
Company's share of interest expense	$44,172		$45,585		$88,882		$89,371
Ratio of Adjusted EBITDAre to Interest Expense	2.2	x	2.1	x	2.1	x	2.1	x

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Company's share of Adjusted EBITDAre	$98,733	$94,515	$190,601	$186,380
Interest expense	(39,407)	(44,173)	(79,219)	(87,697)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,061	1,918	2,126	3,961
Income taxes	(650)	(236)	(492)	(181)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	2,504	7,478	4,963	15,330
Net amortization of intangible lease assets and liabilities	2,699	5,378	6,148	10,715
Depreciation and interest expense from unconsolidated affiliates	(21,547)	(22,964)	(42,817)	(45,127)
Adjustment for unconsolidated affiliates with negative investment	4,801	(888)	7,369	(2,479)
Litigation settlement	72	74	140	118
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	472	708	1,032	1,373
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(453)	(1,875)	(977)	(3,620)
Loss (gain) on outparcel sales	50	114	50	(1,482)
Gain on insurance proceeds	—	(49)	—	(49)
Equity in (earnings) losses of unconsolidated affiliates	(7,148)	(812)	(11,742)	444
Distributions of earnings from unconsolidated affiliates	6,042	3,215	9,734	6,550
Share-based compensation expense	3,565	3,207	7,244	6,459
Change in estimate of uncollectable revenues	822	1,589	2,344	1,451
Change in deferred tax assets	(1,118)	(1,064)	213	(839)
Changes in operating assets and liabilities	13,728	4,926	(1,753)	(7,071)
Cash flows provided by operating activities	$64,226	$51,061	$94,964	$84,236

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Minimum rents	$94,889	$93,853	$188,435	$189,043
Percentage rents	2,748	3,283	5,538	6,447
Other rents	1,815	1,754	3,647	3,450
Tenant reimbursements	25,720	27,753	52,599	57,271
Estimate of uncollectable amounts	(1,101)	(1,801)	(2,121)	(1,045)
Total rental revenues	$124,071	$124,842	$248,098	$255,166

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2024 (1)	Balance
						Fixed	Variable
Operating Properties:
Fayette Mall	Lexington, KY	May-25	May-26	4.25%	$115,037	$115,037	$—
Cross Creek Mall	Fayetteville, NC	Jun-25		8.19%	88,973	88,973	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-25		8.83%	33,180	—	33,180
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	20,269	20,269	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	55,493	55,493	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	52,458	52,458	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	91,578	91,578	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	35,531	35,531	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	90,436	90,436	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	52,433	52,433	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	50,670	50,670	—
Open-air centers and outparcels loan (2)		Jun-27	Jun-29	8.19%	358,360	179,180	179,180
Hamilton Place open-air centers loan		Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,109,418	897,058	212,360
Weighted-average interest rate					6.34%	5.63%	9.34%

Corporate Debt:
Secured term loan (3)		Nov-25	Nov-26/Nov-27	8.19%	787,590	—	787,590

Total Consolidated Debt					$1,897,008	$897,058	$999,950
Weighted-average interest rate					7.11%	5.63%	8.44%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall (4)	Myrtle Beach, SC	Aug-24		4.09%	$47,752	$47,752	$—
Coastal Grand Mall Outparcel (4)	Myrtle Beach, SC	Aug-24		4.09%	2,304	2,304	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	3,348	3,348	—
Hamilton Place Aloft Hotel (5)	Chattanooga, TN	Nov-24		7.20%	7,260	—	7,260
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	40,387	40,387	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	75,040	75,040	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.33%	17,224	—	17,224
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.33%	5,348	—	5,348
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.33%	22,924	—	22,924
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	14,712	14,712	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	127,150	127,150	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	2,393	—	2,393
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	36,917	36,917	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	69,376	69,376	—
Friendly Center	Greensboro, NC	May-28		6.44%	72,862	72,862	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	34,023	34,023	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	26,355	26,355	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	2,298	2,298
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,411	19,411	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
					671,110	615,961	55,149

Plus Other Debt:
Alamance Crossing (6)	Burlington, NC	Jul-21		5.83%	41,122	41,122	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-25		8.83%	(11,613)	—	(11,613)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(10,134)	(10,134)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(9,044)	(9,044)	—
Hamilton Place open-air centers loan (8% - 10%)		Jun-32		5.85%	(5,533)	(5,533)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of June 30, 2024 (1)	Balance
						Fixed	Variable
					(36,324)	(24,711)	(11,613)

Company's Share Of Consolidated, Unconsolidated and Other Debt (7)					$2,572,916	$1,529,430	$1,043,486
Weighted-average interest rate					6.55%	5.27%	8.42%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall (4)	Myrtle Beach, SC	Aug-24		4.09%	$95,504	$95,504	$—
Coastal Grand Mall Outparcel (4)	Myrtle Beach, SC	Aug-24		4.09%	4,608	4,608	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	6,696	6,696	—
Hamilton Place Aloft Hotel (5)	Chattanooga, TN	Nov-24		7.20%	14,520	—	14,520
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	62,134	62,134	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	150,080	150,080	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.33%	34,447	—	34,447
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.33%	10,696	—	10,696
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.33%	45,848	—	45,848
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	29,424	29,424	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	254,301	254,301	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	4,787	—	4,787
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	56,795	56,795	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	138,753	138,753	—
Friendly Center	Greensboro, NC	May-28		6.44%	145,724	145,724	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	68,046	68,046	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	40,545	40,545	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	2,298	2,298	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,822	38,822	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
					$1,287,719	$1,177,421	$110,298
Weighted-average interest rate					5.02%	4.72%	8.18%
(1)
See page 10 for debt discounts and unamortized deferred financing costs.
(2)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(3)
Subsequent to June 30, 2024, proceeds from the sale of Layton Hills Mall were used to pay down $35,785 on the outstanding principal balance.
(4)
Subsequent to June 30, 2024, the loan entered maturity default. The Company is in discussions with the lender regarding a loan modification/extension.
(5)
Subsequent to June 30, 2024, the loan was modified and extended. The modified loan bears a fixed interest rate of 7.2% and matures in June 2029.
(6)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(7)
As of June 30, 2024, CBL owns interests in 10 assets (8 malls and 2 outlet centers) with a pro rata share debt balance of $572,055 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $540,353 of pro rata debt relates to malls and $31,702 relates to outlet centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the six months ended June 30, 2024, CBL’s pro rata share of NOI was $217,071, of which NOI from cash trapped properties made up $29,983, with $27,979 relating to malls and $2,004 relating to outlet centers. For the six months ended June 30, 2023, CBL’s pro rata share of NOI was $211,621, of which NOI from cash trapped properties made up $32,442, with $30,712 relating to malls and $1,730 relating to outlet centers.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.60%	5.83%
2024	—	101,051	—	—	101,051	3.93%	4.33%
2025	142,422	148,616	—	(21,747)	269,291	10.47%	5.85%
2026	543,636	157,453	—	(9,044)	692,045	26.89%	4.81%
2027	787,590	—	—	—	787,590	30.61%	8.19%
2028	—	176,261	—	—	176,261	6.85%	5.55%
2029	358,360	26,355	—	—	384,715	14.95%	7.92%
2030	—	2,298	—	—	2,298	0.09%	6.11%
2032	65,000	19,411	—	(5,533)	78,878	3.07%	5.74%
2033	—	39,665	—	—	39,665	1.54%	7.85%
Face Amount of Debt	$1,897,008	$671,110	$41,122	$(36,324)	$2,572,916	100.00%	6.55%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.60%	5.83%
2024	—	176,091	—	—	176,091	6.84%	3.93%
2025	1,045,049	194,112	—	(21,747)	1,217,414	47.32%	7.31%
2026	428,599	36,917	—	(9,044)	456,472	17.74%	4.83%
2027	358,360	—	—	—	358,360	13.93%	8.19%
2028	—	176,261	—	—	176,261	6.85%	5.55%
2029	—	26,355	—	—	26,355	1.02%	4.35%
2030	—	2,298	—	—	2,298	0.09%	6.11%
2032	65,000	19,411	—	(5,533)	78,878	3.07%	5.74%
2033	—	39,665	—	—	39,665	1.54%	7.85%
Face Amount of Debt	$1,897,008	$671,110	$41,122	$(36,324)	$2,572,916	100.00%	6.55%
(1)
During the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the respective properties were placed into receivership in connection with the foreclosure process. During May 2024, the foreclosure process was completed in relation to WestGate Mall.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of June 30, 2024, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to June 30, 2024, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$372	$384	88.7%	90.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$388	$392	89.5%	92.0%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	99.6%	98.7%

Outparcels and Other		N/A	N/A	91.6%	100.0%

Total Term Loan Assets (HoldCo I)		$375	$386	89.7%	91.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$308	$326	76.9%	80.1%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
Total Open-Air Centers		N/A	N/A	97.7%	98.7%

Outparcels and Other		N/A	N/A	85.3%	75.5%

Total Consolidated Unencumbered		$308	$326	80.2%	82.3%

JOINT VENTURE ASSETS
Malls:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Coastal Grand Mall	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$545	$547	89.6%	90.8%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$487	$494	93.7%	93.2%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$592	$600	91.4%	90.1%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.6%	95.7%

Total Joint Venture Assets		$532	$537	92.0%	92.9%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$416	$434	90.4%	93.1%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$292	$273	82.1%	74.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.2%	94.7%

Outparcels		N/A	N/A	97.7%	92.5%

Total Consolidated Encumbered Assets		$397	$409	91.2%	91.5%

Total Same-Center Portfolio		$417	$426	86.8%	88.6%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Harford Mall	Bel Air, MD
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$54,311	$(2,601)	$-	$51,710	$-	$-	$-	$51,710
Lifestyle Centers	11,329	(1,231)	-	10,098	-	-	-	10,098
Open-Air Centers	1,793	(35)	-	1,758	-	-	-	1,758
Outparcels	371	-	-	371	-	-	-	371
Other	551	(25)	-	526	-	-	-	526
Term Loan Debt Service	-	-	-	-	(33,027)	200	(12,323)	(45,150)
Total Term Loan Assets (HoldCo I)	68,355	(3,892)	-	64,463	(33,027)	200	(12,323)	19,313

CONSOLIDATED UNENCUMBERED
Malls (2)	28,171	(3,037)	-	25,134	(136)	-	(150)	24,848
Outlet Centers	(14)	-	-	(14)	-	-	-	(14)
Open-Air Centers	4,839	(14)	-	4,825	-	-	-	4,825
Outparcels	134	-	-	134	-	-	-	134
Other	1,189	(570)	-	619	-	-	-	619
Total Consolidated Unencumbered	34,319	(3,621)	-	30,698	(136)	-	(150)	30,412

JOINT VENTURE ASSETS
Malls	20,930	(4,758)	-	16,172	(6,912)	321	(4,093)	5,488
Outlet Centers	8,934	(39)	-	8,895	(3,339)	72	(975)	4,653
Lifestyle Centers	5,944	-	-	5,944	(2,465)	83	(512)	3,050
Open-Air Centers	9,912	(165)	-	9,747	(6,269)	159	(4,143)	(506)
Other	323	(346)	-	(23)	(324)	-	(825)	(1,172)
Total Joint Venture Assets	46,043	(5,308)	-	40,735	(19,309)	635	(10,548)	11,513

CONSOLIDATED ENCUMBERED ASSETS
Malls	43,487	(2,668)	(17)	40,802	(26,405)	8,558	(18,197)	4,758
Outlet Centers	2,004	(950)	-	1,054	(1,888)	677	(579)	(736)
Lifestyle Centers	1,013	(1,088)	-	(75)	(805)	56	-	(824)
Open-Air Centers	12,720	(275)	-	12,445	(7,808)	470	-	5,107
Outparcels	9,130	(14)	-	9,116	(7,620)	534	-	2,030
Total Consolidated Encumbered Assets	68,354	(4,995)	(17)	63,342	(44,526)	10,295	(18,776)	10,335

Total Same-Center	$217,071	$(17,816)	$(17)	$199,238	$(96,998)	$11,130	$(41,797)	$71,573
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Six Months Ended June 30, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$53,271	$(3,177)	$(797)	$49,297	$-	$-	$-	$49,297
Lifestyle Centers	10,888	(780)	-	10,108	-	-	-	10,108
Open-Air Centers	1,632	(36)	-	1,596	-	-	-	1,596
Outparcels	373	-	-	373	-	-	-	373
Other	427	-	-	427	-	-	-	427
Term Loan Debt Service	-	-	-	-	(31,171)	200	(16,414)	(47,385)
Total Term Loan Assets (HoldCo I)	66,591	(3,993)	(797)	61,801	(31,171)	200	(16,414)	14,416

CONSOLIDATED UNENCUMBERED
Malls (2)	25,789	(2,807)	-	22,982	(711)	17	(450)	21,838
Outlet Centers	(15)	-	-	(15)	-	-	-	(15)
Open-Air Centers	4,100	(133)	-	3,967	-	-	-	3,967
Outparcels	166	(14)	-	152	-	-	-	152
Other	919	(623)	-	296	-	-	-	296
Total Consolidated Unencumbered	30,959	(3,577)	-	27,382	(711)	17	(450)	26,238

JOINT VENTURE ASSETS
Malls	20,926	(1,074)	-	19,852	(7,006)	236	(6,440)	6,642
Outlet Centers	8,700	(297)	-	8,403	(2,867)	99	(1,574)	4,061
Lifestyle Centers	5,920	(1,174)	-	4,746	(1,864)	52	(457)	2,477
Open-Air Centers	9,615	(492)	(851)	8,272	(6,208)	159	(3,622)	(1,399)
Other	317	(4)	-	313	(294)	-	(90)	(71)
Total Joint Venture Assets	45,478	(3,041)	(851)	41,586	(18,239)	546	(12,183)	11,710

CONSOLIDATED ENCUMBERED ASSETS
Malls	45,285	(3,180)	(128)	41,977	(29,136)	11,928	(18,095)	6,674
Outlet Centers	1,730	(193)	-	1,537	(5,261)	4,028	(472)	(168)
Lifestyle Centers	950	-	-	950	(783)	56	-	223
Open-Air Centers	11,753	(885)	-	10,868	(7,640)	471	-	3,699
Outparcels	8,875	(289)	(704)	7,882	(7,408)	535	-	1,009
Total Consolidated Encumbered Assets	68,593	(4,547)	(832)	63,214	(50,228)	17,018	(18,567)	11,437

Total Same-Center	$211,621	$(15,158)	$(2,480)	$193,983	$(100,349)	$17,781	$(47,614)	$63,801
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	June 30, 2024	December 31, 2023
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	411,675	411,064
	585,832	585,221
Accumulated depreciation	(98,599)	(85,464)
	487,233	499,757
Developments in progress	1,760	571
Net investment in real estate assets	488,993	500,328
Cash	27,897	35,741
Receivables:
Tenant	14,148	16,464
Other	5,893	5,608
In-place leases, net	42,916	53,273
Above market leases, net	30,844	37,841
Other assets	9,365	6,344
	$620,056	$655,599
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$787,158	$799,282
Below market leases, net	20,226	24,358
Accounts payable and accrued liabilities	35,281	38,621
Total liabilities	842,665	862,261
Owner's deficit	(222,609)	(206,662)
	$620,056	$655,599

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rental revenues	$48,197	$49,320	$96,890	$99,105
Other	1,381	1,149	2,813	2,492
Total revenues	49,578	50,469	99,703	101,597
Expenses:
Property operating	(8,192)	(7,773)	(17,237)	(17,218)
Depreciation and amortization	(13,453)	(18,991)	(27,144)	(39,186)
Real estate taxes	(4,509)	(5,027)	(9,310)	(10,116)
Maintenance and repairs	(4,042)	(3,915)	(7,852)	(8,618)
Management fees	(2,250)	(2,250)	(4,500)	(4,500)
Total expenses	(32,446)	(37,956)	(66,043)	(79,638)
Other income (expenses):
Other income	179	88	425	209
Interest expense	(16,421)	(16,073)	(33,027)	(31,170)
Total other expenses	(16,242)	(15,985)	(32,602)	(30,961)
Net income (loss)	$890	$(3,472)	$1,058	$(9,002)

Modified Cash NOI (1)	$34,098	$34,456	$69,168	$67,222
Interest Coverage Ratio (2)			2.2x	2.5x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 5, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Six Months Ended June 30,	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,058	$(9,002)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	27,144	39,186
Net amortization of deferred financing costs and debt discounts	200	200
Net amortization of intangible lease assets and liabilities	2,873	3,031
Write-off of development projects	—	17
Change in estimate of uncollectable revenues	(1,281)	(278)
Changes in:
Tenant and other receivables	3,311	2,042
Other assets	(633)	(925)
Accounts payable and accrued liabilities	(4,364)	(4,571)
Net cash provided by operating activities	28,308	29,700

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(4,877)	(5,299)
Changes in other assets	(289)	(293)
Net cash used in investing activities	(5,166)	(5,592)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(12,323)	(16,414)
Distributions to member	(16,457)	(17,408)
Net cash used in financing activities	(28,780)	(33,822)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,638)	(9,714)
CASH AND CASH EQUIVALENTS, beginning of period	35,741	39,105
CASH AND CASH EQUIVALENTS, end of period	$30,103	$29,391
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$27,897	$19,877
Restricted cash	2,206	9,514
CASH AND CASH EQUIVALENTS, end of period	$30,103	$29,391

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended June 30, 2024:
All Property Types (1)	694,627	$32.37	$34.41	6.3%	$35.23	8.8%
Malls, Lifestyle Centers & Outlet Centers	645,567	32.92	35.06	6.5%	35.89	9.0%
New leases	90,941	26.78	33.11	23.6%	35.02	30.8%
Renewal leases	554,626	33.93	35.38	4.3%	36.03	6.2%

Six Months Ended June 30, 2024:
All Property Types (1)	1,469,259	$31.99	$34.14	6.7%	$35.05	9.6%
Malls, Lifestyle Centers & Outlet Centers	1,378,255	32.33	34.52	6.8%	35.38	9.4%
New leases	178,328	24.33	37.37	53.6%	40.21	65.3%
Renewal leases	1,199,927	33.52	34.10	1.7%	34.67	3.4%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (2) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended June 30, 2024:
Operating portfolio:			As of June 30,	As of June 30,
New leases	363,628		2024	2023
Renewal leases	710,986	Same-center Malls, Lifestyle & Outlet Centers	$31.16	$30.08
Total leased	1,074,614	Total Malls	31.49	30.50
		Total Lifestyle Centers	31.20	29.30
Six Months Ended June 30, 2024:		Total Outlet Centers	29.09	27.76
Operating portfolio:		Total Malls, Lifestyle & Outlet Centers	31.16	30.08
New leases	585,998	Open-Air Centers	15.52	15.29
Renewal leases	1,635,417	Other	20.76	19.94
Total leased	2,221,415
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2024, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Six Months Ended June 30, 2024 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2024:
New	69	248,607	6.68	$35.10	$38.04	$23.98	$11.12	46.4%	$14.06	58.6%
Renewal	541	1,827,723	2.76	34.32	34.90	35.17	(0.85)	(2.4)%	(0.27)	(0.8)%
Commencement 2024 Total	610	2,076,330	3.20	34.41	35.28	33.83	0.58	1.7%	1.45	4.3%

Commencement 2025:
New	7	10,898	8.04	69.26	76.27	56.11	13.15	23.4%	20.16	35.9%
Renewal	54	185,591	3.37	33.19	34.07	32.06	1.13	3.5%	2.01	6.3%
Commencement 2025 Total	61	196,489	3.90	35.19	36.41	33.39	1.80	5.4%	3.02	9.0%

Total 2024/2025	671	2,272,819	3.27	$34.48	$35.38	$33.80	$0.68	2.0%	$1.58	4.7%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secret & Co.	47	388,510	2.69%
2	Signet Group, PLC (2)	108	165,275	2.64%
3	Dick's Sporting Goods, Inc. (3)	26	1,662,221	2.40%
4	American Eagle Outfitters, Inc.	60	363,615	2.14%
5	Pentland Group	60	335,020	2.08%
6	Foot Locker, Inc.	63	312,436	2.06%
7	Bath & Body Works, Inc.	57	235,092	1.84%
8	Genesco Inc. (4)	76	152,215	1.57%
9	Knitwell Group	89	394,109	1.36%
10	Cinemark Corp.	9	467,190	1.23%
11	Luxottica Group S.P.A. (5)	77	172,765	1.21%
12	The Buckle, Inc.	34	176,604	1.18%
13	The Gap Inc.	42	513,428	1.15%
14	Hot Topic, Inc.	100	251,394	1.06%
15	The TJX Companies, Inc. (6)	19	542,607	0.96%
16	Shoe Show, Inc.	28	357,714	0.86%
17	Barnes & Noble, Inc.	16	457,337	0.84%
18	Spencer Spirit Holdings, Inc.	47	110,033	0.84%
19	Claire's Stores, Inc.	66	84,384	0.83%
20	Express Fashions	26	212,174	0.80%
21	H & M Hennes & Mauritz AB	37	783,529	0.79%
22	Abercrombie & Fitch, Co.	28	189,942	0.78%
23	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.74%
24	Focus Brands LLC (7)	65	47,195	0.70%
25	Chick-fil-A, Inc.	27	54,895	0.65%
		1,230	8,667,645	33.40%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.
(7)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Capital Expenditures

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Tenant allowances (1)	$4,070	$3,075	$6,052	$6,649
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	1,005	865	1,285	1,196
Roof replacements	1,041	888	1,989	1,425
Other capital expenditures	4,301	4,331	8,490	5,989
Total maintenance capital expenditures	6,347	6,084	11,764	8,610
Total capital expenditures	$10,417	$9,159	$17,816	$15,259

(1) Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2) The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Under Development at June 30, 2024

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2024 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$5,874	$2,676	Summer '25	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	1,872	17	Winter '24	23.3%

Total Properties Under Development			119,661	$18,083	$7,746	$2,693
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.